DREYFUS FOUNDERS FUNDS, INC.

ARTICLES SUPPLEMENTARY

Dreyfus Founders Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the charter of the Corporation, the Board of Directors has duly reclassified the authorized and unissued shares of the Corporation’s Common Stock as follows:

	Current No. of	New No. of
Fund	Authorized	Authorized
	Shares	Shares

Dreyfus Founders Balanced Fund, Class A	50,000,000	50,000,000
Dreyfus Founders Balanced Fund, Class B	50,000,000	50,000,000
Dreyfus Founders Balanced Fund, Class C	50,000,000	50,000,000
Dreyfus Founders Balanced Fund, Class F	600,000,000	600,000,000
Dreyfus Founders Balanced Fund, Class R	50,000,000	50,000,000
Dreyfus Founders Balanced Fund, Class T	50,000,000	50,000,000

Dreyfus Founders Discovery Fund, Class A	50,000,000	150,000,000
Dreyfus Founders Discovery Fund, Class B	50,000,000	50,000,000
Dreyfus Founders Discovery Fund, Class C	50,000,000	50,000,000
Dreyfus Founders Discovery Fund, Class F	200,000,000	200,000,000
Dreyfus Founders Discovery Fund, Class R	50,000,000	50,000,000
Dreyfus Founders Discovery Fund, Class T	50,000,000	50,000,000

Dreyfus Founders Equity Growth Fund, Class A	50,000,000	250,000,000
Dreyfus Founders Equity Growth Fund, Class B	50,000,000	50,000,000
Dreyfus Founders Equity Growth Fund, Class C	50,000,000	250,000,000
Dreyfus Founders Equity Growth Fund, Class F	500,000,000	700,000,000
Dreyfus Founders Equity Growth Fund, Class R	50,000,000	150,000,000
Dreyfus Founders Equity Growth Fund, Class T	50,000,000	100,000,000

Dreyfus Founders Focus Fund, Class A	50,000,000	0
Dreyfus Founders Focus Fund, Class B	50,000,000	0
Dreyfus Founders Focus Fund, Class C	50,000,000	0
Dreyfus Founders Focus Fund, Class F	50,000,000	0
Dreyfus Founders Focus Fund, Class R	50,000,000	0
Dreyfus Founders Focus Fund, Class T	50,000,000	0

Dreyfus Founders Government Securities Fund, Class F	100,000,000	0

Dreyfus Founders Growth Fund, Class A	50,000,000	50,000,000
Dreyfus Founders Growth Fund, Class B	50,000,000	50,000,000
Dreyfus Founders Growth Fund, Class C	50,000,000	50,000,000
Dreyfus Founders Growth Fund, Class F	500,000,000	500,000,000
Dreyfus Founders Growth Fund, Class R	50,000,000	50,000,000
Dreyfus Founders Growth Fund, Class T	50,000,000	50,000,000

Dreyfus Founders International Equity Fund, Class A	50,000,000	150,000,000
Dreyfus Founders International Equity Fund, Class B	50,000,000	50,000,000
Dreyfus Founders International Equity Fund, Class C	50,000,000	50,000,000
Dreyfus Founders International Equity Fund, Class F	200,000,000	200,000,000
Dreyfus Founders International Equity Fund, Class R	50,000,000	50,000,000
Dreyfus Founders International Equity Fund, Class T	50,000,000	50,000,000

Dreyfus Founders Mid-Cap Growth Fund, Class A	50,000,000	300,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class B	50,000,000	50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class C	50,000,000	100,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class F	250,000,000	500,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class R	50,000,000	100,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class T	50,000,000	100,000,000

Dreyfus Founders Money Market Fund, Class F	2,000,000,000	0

Dreyfus Founders Passport Fund, Class A	50,000,000	150,000,000
Dreyfus Founders Passport Fund, Class B	50,000,000	50,000,000
Dreyfus Founders Passport Fund, Class C	50,000,000	50,000,000
Dreyfus Founders Passport Fund, Class F	150,000,000	250,000,000
Dreyfus Founders Passport Fund, Class R	50,000,000	50,000,000
Dreyfus Founders Passport Fund, Class T	50,000,000	50,000,000

Dreyfus Founders Worldwide Growth Fund, Class A	50,000,000	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class B	50,000,000	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class C	50,000,000	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class F	200,000,000	300,000,000
Dreyfus Founders Worldwide Growth Fund, Class R	50,000,000	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class T	50,000,000	50,000,000

Unclassified	3,000,000,000	3,500,000,000

TOTAL	10,000,000,000	10,000,000,000

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the foregoing series and classes of Common Stock are as set forth in the charter of the Corporation.

SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD: The foregoing amendment to the charter of the Corporation does not increase the authorized capital stock of the Corporation.

     IN WITNESS WHEREOF, Dreyfus Founders Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on this 27th day of November, 2006.

DREYFUS FOUNDERS FUNDS, INC.

	By:	/s/David L. Ray
		Name:	David L. Ray
		Title:	Vice President

ATTEST:

/s/Kenneth R. Christoffersen
Kenneth R. Christoffersen
Secretary

THE UNDERSIGNED, Vice President of Dreyfus Founders Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/David L. Ray David L. Ray Vice President